Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

May 2013 Performance Update

The Frontier Fund Supplement Dated May 31, 2013 to Prospectus Dated April 30, 2013.

The Frontier Fund Class 2 New

THE FRONTIER FUND’S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

May performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 New	May 31, 2013 MTD	May 31, 2013 YTD	NAV / Unit
Frontier Diversified Series-2	-5.01%	-2.17%	$98.30
Frontier Long/Short Commodity Series-2a	-2.89%	-2.96%	$112.03
Frontier Balanced Series - A	-4.26%	-4.41%	$95.59
Frontier Masters Series-2	-5.97%	-0.83%	$106.72

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of May 31, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND DIVERSIFIED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(205,310.54)
Unrealized trading gain (loss)	(2,532,672.23)
Less: Commissions	(113,103.10)
Less: Trading Fee paid to Managing Owner	(107,951.24)
Interest income	79,245.61

Total Income	(2,879,791.50)
EXPENSES
Broker service fees	11,389.93
Incentive fees	(302,930.82)
Management fees	66,034.54

Total Expenses	(225,506.35)

Net Income (Loss)	$(2,654,285.15)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	532,177.54227	$55,068,645.86	$103.48
Current month additions	4,004.77735	414,749.61
Current month redemptions	(24,015.39672)	(2,484,308.74)
Net income (loss) for current month		(2,654,285.15)	(5.18)

Net asset value, end of current month	512,166.92290	$50,344,801.58	$98.30

	Monthly rate of return		-5.01%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—DIVERSIFIED SERIES—2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(79,222.02)
Unrealized trading gain (loss)	(151,790.54)
Less: Commissions	(10,506.96)
Less: Trading Fee paid to Managing Owner	(19,337.89)
Interest income	20,744.80

Total Income	(240,112.61)
EXPENSES
Broker service fees	2,039.24
Incentive fees	0.00
Management fees	31,134.21

Total Expenses	33,173.45

Net Income (Loss)	$(273,286.06)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	85,689.56246	$9,885,453.15	$115.36
Current month additions	0.00000	0.00
Current month redemptions	(4,608.64550)	(528,390.14)
Net income (loss) for current month		(273,286.06)	(3.33)

Net asset value, end of current month	81,080.91696	$9,083,776.95	$112.03

	Monthly rate of return		-2.89%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—LONG/SHORT COMMODITY SERIES—2a

THE FRONTIER FUND BALANCED SERIES—A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$144.05
Unrealized trading gain (loss)	(1,274.68)
Less: Commissions	(45.96)
Less: Trading Fee paid to Managing Owner	(27.84)
Interest income	45.06

Total Income	(1,159.37)
EXPENSES
Broker service fees	5.26
Incentive fees	(140.61)
Management fees	39.12

Total Expenses	(96.23)

Net Income (Loss)	$(1,063.14)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	250.00000	$24,962.36	$99.85
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(1,063.14)	(4.26)

Net asset value, end of current month	250.00000	$23,899.22	$95.59

	Monthly rate of return		-4.26%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—A

THE FRONTIER FUND MASTERS SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$129,012.37
Unrealized trading gain (loss)	(1,024,550.88)
Less: Commissions	(22,694.77)
Less: Trading Fee paid to Managing Owner	(31,912.22)
Interest income	24,346.50

Total Income	(925,799.00)
EXPENSES
Broker service fees	3,365.74
Incentive fees	(11,427.05)
Management fees	36,231.90

Total Expenses	28,170.59

Net Income (Loss)	$(953,969.59)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	143,083.31811	$16,239,165.38	$113.49
Current month additions	0.00000	0.00
Current month redemptions	(2,977.05825)	(333,237.89)
Net income (loss) for current month		(953,969.59)	(6.77)

Net asset value, end of current month	140,106.25986	$14,951,957.90	$106.72

	Monthly rate of return		-5.97%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—MASTERS SERIES—2

THE FRONTIER FUND FRONTIER DIVERSIFIED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(411,716.78)
Unrealized trading gain (loss)	(5,050,569.73)
Less: Commissions	(225,228.83)
Less: Trading Fee paid to Managing Owner	(214,791.88)
Interest income	157,676.14

Total Income	(5,744,631.08)
EXPENSES
Trading fees	0.00
Broker service fees	101,571.95
Incentive fees	(605,158.94)
Management fees	131,391.23

Total Expenses	(372,195.76)

Net Income (Loss)	$(5,372,435.32)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,092,277.01511	$109,205,307.54	$99.98
Current month additions	6,277.47389	628,209.14
Current month redemptions	(42,722.73802)	(4,272,926.54)
Net income (loss) for current month		(5,372,435.32)	(5.09)

Net asset value, end of current month	1,055,831.75098	$100,188,154.82	$94.89

	Monthly rate of return		-5.09%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER DIVERSIFIED SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(379,493.52)
Unrealized trading gain (loss)	(738,597.68)
Less: Commissions	(50,533.89)
Less: Trading Fee paid to Managing Owner	(65,386.47)
Interest income	99,676.98

Total Income	(1,134,334.58)
EXPENSES
Trading fees	0.00
Broker service fees	30,135.92
Incentive fees	0.00
Management fees	200,263.81

Total Expenses	230,399.73

Net Income (Loss)	$(1,364,734.31)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	384,806.23202	$47,458,368.20	$123.33
Current month additions	1,602.00658	172,564.45
Current month redemptions	(17,763.05966)	(2,211,595.57)
Net income (loss) for current month		(1,364,734.31)	(3.83)

Net asset value, end of current month	368,645.17894	$44,054,602.77	$119.50

	Monthly rate of return		-3.10%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,063,153.40
Unrealized trading gain (loss)	(9,095,720.90)
Less: Commissions	(331,848.53)
Less: Trading Fee paid to Managing Owner	(96,606.84)
Interest income	26,178.91

Total Income	(8,434,843.96)
EXPENSES
Trading fees	0.00
Broker service fees	322,464.75
Incentive fees	(999,539.57)
Management fees	144,728.80

Total Expenses	(532,346.02)

Net Income (Loss)	$(7,902,497.94)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,440,510.18807	$181,900,921.09	$126.28
Current month additions	235.74847	28,808.29
Current month redemptions	(38,743.22315)	(5,038,135.27)
Net income (loss) for current month		(7,902,497.94)	(5.75)

Net asset value, end of current month	1,402,002.71339	$168,989,096.17	$120.53

	Monthly rate of return		-4.55%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND FRONTIER MASTERS SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$405,375.60
Unrealized trading gain (loss)	(3,240,955.37)
Less: Commissions	(71,886.14)
Less: Trading Fee paid to Managing Owner	(100,916.36)
Interest income	76,992.53

Total Income	(2,931,389.74)
EXPENSES
Trading fees	0.00
Broker service fees	61,588.28
Incentive fees	(36,173.96)
Management fees	114,578.45

Total Expenses	139,992.77

Net Income (Loss)	$(3,071,382.51)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	472,849.21994	$51,202,422.92	$108.28
Current month additions	2,405.84244	249,782.62
Current month redemptions	(8,819.86103)	(943,929.41)
Net income (loss) for current month		(3,071,382.51)	(6.58)

Net asset value, end of current month	466,435.20135	$47,436,893.62	$101.70

	Monthly rate of return		-6.08%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER MASTERS SERIES